Exhibit 10.i

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

STANDEX INTERNATIONAL CORPORATION

Restricted Stock Unit Grant

1.           Grant of Restricted Stock Units. Standex International Corporation, a Delaware corporation (the “Company”), which for purposes hereof shall also include any subsidiary of the Company, hereby awards, as of this GRANT DATE, to PARTICIPANT NAME (the “Participant”) a Restricted Stock Unit (“RSU”) Award ("Grant"), to receive an aggregate of NUMBER OF SHARES GRANTED convertible upon vesting into shares of Common Stock, $1.50 par value (“Common Stock”), of the Company pursuant to and subject to the terms and conditions of this Grant and the Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”).

2.             Vesting of Grant. The shares covered by this Grant shall vest according to the following schedule:

Date	Amount of Common Stock
VESTING DATE 1	QUANTITY OF SHARES VESTING 1
VESTING DATE 2	QUANTITY OF SHARES VESTING 2
VESTING DATE 3	QUANTITY OF SHARES VESTING 3

3.            Delivery of Shares. The Company shall, within thirty (30) days of each vesting date above, make prompt delivery of a certificate or book entry statement evidencing delivery of one whole share of common stock for each vested RSU subject to this Grant plus a check for cash representing all accrued dividends on said stock through such date to the Participant, provided that if any law or regulation requires the Company to take any action with respect to such certificate before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to complete such action.  No shares shall be issued and delivered upon vesting of this Grant unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with.

4.            Termination of Employment or Service. (a) Upon termination of the Participant’s employment or other mutually agreed upon service (“Agreed Service”) prior to the vesting dates set forth in Paragraph 2 above due to death, voluntary retirement as defined in the Plan (so long as such retirement is at least 6 months after the date of this Grant), or disability, as defined in the employment agreement between the Participant and the Company, the RSUs covered by the Grant shall vest on the date of termination, and accrued dividends on the underlying shares of common stock through the date of termination shall be paid.

(b) Unless otherwise determined by the Committee (except that no discretion shall exist in the event of Termination for Cause), upon the termination of a Participant’s employment or Agreed Service prior to a vesting date set forth in Paragraph 2 above for any reason other than those described in subparagraph (a) above, the RSUs granted to such Participant which have not vested shall be forfeited and any rights the Participant may otherwise have to underlying shares of Common Stock shall become null and void.

5.             Cancellation. Notwithstanding the foregoing, this Grant may be canceled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

6.             Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)

The Participant shall not sell, transfer, assign, pledge, or otherwise encumber RSUs subject to this Grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)

Except in the event of a domestic relations order, this Grant is not transferable and may be earned in the Participant’s lifetime only by the Participant.  Upon the death of the Participant, the underlying shares into which the RSUs are converted upon such death are transferable by Will or the laws of descent and distribution.  The designation of a beneficiary shall not constitute a transfer.

7.           Accrual of Dividends. Whenever shares of Common Stock underlying the Grant are distributed to the Participant or beneficiary thereof under the Plan, the Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to an underlying share of the Common Stock between the RSU grant date and the date of distribution of the underlying shares.

8.             Voting of Stock. The RSUs do not provide the Participant with any voting rights, or other shareholder rights until such time as the RSUs have vested and shares of common stock have been issued to the Participant.

9.             No Special Employment Rights. Nothing contained in this Grant shall confer upon the Participant any rights with respect to the continuation of the Participant’s employment by the Company or interfere in any way with the rights of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of this Grant.  Whether an authorized leave of absence, or absence in military or government service, shall constitute Termination of employment shall be determined by the Board of Directors of the Company at the time.

10.          Non-Compete/Non-Solicitation. In consideration of the Grant, the Participant shall not during the course of employment or Agreed Service for the Company and for a period of one (1) year subsequent to termination of employment or Agreed Service for any reason, or such longer period of time as set forth in an employment agreement or any other agreement between the Participant and the Company, (the “Restrictive Period”), either individually or in partnership or in conjunction with any other person or persons, firm, association, syndicate, company, corporation or any other business entity, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, own, manage, operate, control, be employed by, be engaged in, be interested in or advise any business entity or person, carrying on, engaged in, interested in or concerned with, any business activities anywhere in the world that reasonably compete with those business activities in which the Participant was engaged on behalf of the Company (whether directly or indirectly) at any time during the twelve (12) months prior to separation from the Company (the “Restricted Activities”).  The Participant shall also not during the Restrictive Period contact any customers or former customers of the Company, in any manner, for the purpose of soliciting or accepting any business that competes with the Restricted Activities, or request, induce or advise any customers of the Company to withdraw, curtail or cancel their respective business with the Company.  In addition, the Participant shall not during the Restrictive Period contact any employees of the Company for the purpose of inducing or otherwise encouraging said employees to leave their employment with the Company.  The Participant hereby confirms that all restrictions and affirmative obligations contained in this Section 10 are reasonable, valid and necessary to protect the Company’s legitimate business interests and the Participant hereby waives all defenses to the strict enforcement thereof by the Company.  The Company agrees that the provisions of this Section 10 shall not prevent the Participant from purchasing as a passive investor up to two percent (2%) of the outstanding publicly traded shares or other securities of any class of stock listed on a stock exchange.

11.           Withholding. The Company’s obligation to deliver shares upon vesting of this Grant shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12.           Notice. Any notice required to be given under the terms of this Grant shall be properly addressed if addressed to the parties hereto at their respective addresses indicated beneath their signatures below, or at such other address as either of said parties may hereafter designate in writing to the other.

13.          Other Participant Benefits. The amount of any compensation received by the Participant as a result of the vesting of this Grant will not constitute “earnings” with respect to which any other Participant benefits of the Participant are determined, including without limitation, benefits under any pension, ESOP or life insurance plan.

14.           Capitalized Terms; Controlling Document. All capitalized terms not otherwise defined in this Grant shall have the meanings ascribed to them in the Plan.  In the event that provisions in this Grant conflict with or are contrary to provisions or terms contained in the Plan, the Plan provisions shall be controlling.  In all instances the terms and provisions of the Plan document shall be controlling.  The terms of this Grant and the Plan shall be determined conclusively by the Compensation Committee of the Board of Directors of the Company, which shall have full discretionary authority to interpret the terms of this Grant and the Plan.

15.           Effective Date. The effective date of this Grant is the date indicated in Paragraph 1 hereof, being the date of the execution hereof by the Company.

STANDEX INTERNATIONAL CORPORATION 23 Keewaydin Dr, Salem, New Hampshire 03079

By:
David Dunbar, President & CEO

This Grant is hereby acknowledged and the terms and provisions thereof agreed to by the undersigned:

PARTICIPANT NAME

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